                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan, the 1998 Equity Incentive Plan, and the 1999 Stock Incentive Plan of Concur Technologies, Inc. of our reports dated October 27, 1999, with respect to the consolidated financial statements and schedule of Concur Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                        ERNST & YOUNG LLP

                                        /s/ Ernst & Young LLP

Seattle, Washington
February 25, 2000